Exhibit 16.1

MARK BAILEY & COMPANY. LTD.
Certified Public Accountants
Management Consultants

Office Address: 1495 Ridgeview Drive, Ste. 200 Reno, Nevada 89519-6634	Phone: 775/332.4200 Fax: 775/332.4210 E-Fax: 775/201.0907

July 12, 2007

Securities & Exchange Commission
100 F Street, NE
Washington, DC 20549

Pursuant to 17 C.F.R. Section 229.304(a)(3) (Item 304), we have reviewed the language under the heading “Change in Certifying Accountant” included as part of the Registration Statement to be filed with the Securities and Exchange Commission by Strasbaugh. We do not disagree with the statements contained therein concerning our firm.

/s/ Mark Bailey & Company, Ltd.